UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2008

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction	Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A

(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation

On December 31, 2008 the Company entered into an agreement (the “Exchange Agreement”) whereby The Nutmeg MiniFund, LLLP (“Nutmeg”) an affiliate of the Company, returned to the Company for cancellation 19,696,389 shares of the Company’s common stock in return for the issuance to Nutmeg of an unsecured promissory note (the “Note”) in the principal amount of $442,502.75 which is the amount paid by Nutmeg for all of the common stock of the Company being returned by Nutmeg less the proceeds from any sales of the common stock.  The common stock being returned had been issued to Nutmeg in various transactions.  This common stock of the Company being returned was all of the Company’s capital stock Nutmeg owned at the time of the transaction.  The cancellation of these shares of stock will result in a reduction of approximately 9.8% in the number of the Company’s common shares outstanding.

The outstanding principal of the Note bears interest at the rate of 5% per year.  Payments of interest and principal will be due quarterly on the last day of each calendar quarter commencing September 30, 2009.  Principal payments will be $25,000 per quarter for four quarters with the first payment of principal due on December 31, 2010. Thereafter, the Company shall be required to make consecutive quarterly payments of principal in the amount of $27,500 each for the next four quarters, $30,000 each for the next four quarters and thereafter, $32,500 per quarter until all principal on the Note has been paid.

Pursuant to the Exchange Agreement Nutmeg also waived the payment to it of $1,150 due from the Company for past investor relations activities.

In connection with the Exchange Agreement on December 31, 2008 the Company and Nutmeg/Mercury, LLLP (“Nutmeg/Mercury”) entered into a first amendment of the Superseding Note of September 26, 2007 (“Superseding Note”) between the Company and Nutmeg Mercury and signed in September, 2007 in the principal amount of $60,000 plus accrued interest. In the first amendment, the Company agreed to increase the interest rate on the Superseding Note from 12.5% to 13.5% per year effective January 1, 2009 and Nutmeg/Mercury agreed to (a) extend the maturity date of the Superseding Note from May 11, 2009 to May 11, 2010, (b) eliminate the option of the note holder (Nutmeg/Mercury) to convert some or all of the note’s principal and accrued interest into the Company’s common stock and (c) return to the Company for cancellation warrants to purchase an aggregate of 7,500,000 shares of the Company’s common stock held by Nutmeg/Mercury.  After such cancellation Nutmeg/Mercury no longer owns any warrants to purchase the Company’s capital stock.

At December 31, 2008, the Nutmeg/Mercury note had accrued $17,574 in interest.  The principal and accrued interest on the Nutmeg/Mercury note was convertible into approximately 38,786,847 shares of common stock of the Company.  The cancellation of the common stock and warrants and the removal of the convertibility provision of the Nutmeg/Mercury note reduced the number of fully diluted shares of common stock of the Company at December 31, 2008 by approximately 17.7%.

Item 9.01.  Financial Statements and Exhibits

4.1           Promissory Note to The Nutmeg MiniFund, LLLP dated December 31, 2008.

4.2           First Amendment, dated as of December 31, 2008, to the Superseding Note of September 26, 2007 between the Company and Nutmeg/Mercury LLLP.

10.1           Agreement, dated as of December 31, 2008 between the Company and The Nutmeg Group, L.L.C.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.
Scott K Anderson, Jr.
Corporate Secretary

Date: January 5, 2009